Ex. 99-B.8.79

Form of

FIRST AMENDMENT TO

PARTICIPATION AGREEMENT

among

AMERICAN FUNDS DISTRIBUTORS, INC.,

AMERICAN FUNDS SERVICE COMPANY

ING LIFE INSURANCE AND ANNUITY COMPANY

RELIASTAR LIFE INSURANCE COMPANY

and

RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK

This First Amendment to Participation Agreement (the "First Amendment") is made and entered into as of January 3, 2006 by and among ING Life Insurance and Annuity Company (“ING Life"), ReliaStar Life Insurance Company ("ReliaStar"), ReliaStar Life Insurance Company of New York ("ReliaStar New York"), (collectively "ING") American Funds Distributors, Inc. (the "Distributor"), and American Funds Service Company (the “Transfer Agent”).

WITNESSETH

WHEREAS, Distributor, Transfer Agent and ING are parties to a Participation Agreement dated January 1, 2003 (the “Agreement”); and

WHEREAS, the parties now desire to modify the Agreement to add Variable Annuity Account I as a variable annuity account.

NOW, THEREFORE, in consideration of the premises and mutual covenants and promises expressed herein, the parties agree as follows:

The first sentence of Section 1.(a) is amended to read as follows:

(a)      ING Life represents that it has established Variable Annuity Accounts B, C, D, F and I and may establish such other accounts as may be set forth in Schedule B attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (the "Accounts"), each of which is a separate account under Connecticut Insurance law, and has registered or will register each of the Accounts (except for such Accounts for which no such registration is required) as a unit investment trust under the Investment Company Act of 1940 (the "1940 Act"), to serve as an investment vehicle for the Contracts.

          IN WITNESS WHEREOF, the parties have executed this First Amendment as of the date first written above.

AMERICAN FUNDS DISTRIBUTORS, INC. By: Name: Title:	AMERICAN FUNDS SERVICE COMPANY By: Name: Title:

ING LIFE INSURANCE AND ANNUITY COMPANY By: Name: Title:	RELIASTAR LIFE INSURANCE COMPANY By: Name: Title:
RELIASTAR LIFE INSURANCE COMPANY OF NEW YORK By: Name: Title:

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